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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement on Combined F-4/S-4 of Bluewater Finance Limited and Bluewater Offshore Production Systems (U.S.A.), Inc., respectively, of our report on Aurelia Energy NV dated March 28, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to reference to us under the headings "Prospectus Summary", "Selected Historical Financial Data" and "Experts" in such Prospectus.

Willemstad, (Curacao), Netherlands Antilles

1 July, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT